UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)

August 8, 2008
____________________________

Ironclad Performance Wear Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800
(Company’s telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause Ironclad Performance Wear Corporation’s (the “Company,” “we,” “our” or “us”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 8, 2008, the Company entered into a Master Agreement dated July 25, 2008 (the “Master Agreement”) with EPK Financial Corporation (“EPK”), pursuant to which EPK agreed to finance certain purchase orders through the issuance of letters of credit to facilitate the purchase and resale of certain goods produced in connection with such purchase orders. Under the terms of the Master Agreement, the Company may, from time to time, propose a transaction for the purchase and resale of goods by EPK based on purchase orders received by the Company, and EPK, at its sole discretion, may agree to the proposed transaction.

In connection with an approved transaction, the Company has agreed to cause the goods to be delivered to the Company’s customer (the “Purchaser”) in connection with relevant purchase orders, and to indemnify EPK from losses caused by a vendor’s failure to timely deliver goods which conform to applicable requirements of the purchase order or the Company’s failure to truthfully represent the Purchaser’s credit information or terms and method of payment. The Company retains responsibility for performing all administrative and ministerial tasks relating to the procurement of inventory, collecting invoices from a purchaser, paying for and attending to all pre-delivery and post-delivery obligations with a purchaser, and not performing any action which could result in reduced or non-payment by a purchaser. The Company has not agreed to guaranty the payment or collection of invoices from purchasers. The maximum purchase price in a proposed transaction shall be $1,000,000 unless otherwise agreed to by the parties.

Upon the occurrence of an event of default, as defined in the Master Agreement, EPK may exercise all rights and remedies granted in the Master Agreement and/or under applicable law, and may offset the Company’s profits as agreed under the Master Agreement against sums owed to EPK.

The Master Agreement terminates on July 31, 2010, and may be terminated by EPK immediately upon written notice to the Company or by the Company upon 30 days prior written notice to EPK.

On August 8, 2008, the Company proposed, and EPK accepted, a transaction whereby EPK would agree to purchase and resell $992,989.60 of goods through the issuance of letters of credit to two vendors in consideration of the payment of EPK’s expenses, plus 2.5% of the maximum outstanding letter of credit amount for each 30 days or portion thereof from the issuance of such credit amount until EPK is paid in full, with a 60 day minimum. The Master Agreement provides for the payment of additional financing fees in the event that EPK is not paid in full within 60 days from the issuance of the letters of credit, and/or other fees or penalties in the event of certain other occurrences described therein or if the Company’s factor does not pay EPK the amount agreed to in the Company’s factoring agreement for EPK-related receivables factored under the Company’s factoring agreement.

The Company utilized a broker in securing this financing facility and will pay said broker fees comprised of a cash payment of $70,000 and common stock options or warrants (at the broker’s election) valued at 7% of the facility divided by a 20 day average share price of $0.2065. The Company’s arrangement with this broker contemplates the registration on Form S-8 of the shares of common stock underlying the options or warrants issued to the broker.

Neither the Company nor any of its affiliates had a material relationship with EPK prior to the parties’ entry into the Master Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: August 14, 2008	By:	/s/ Thomas Kreig
Thomas Kreig,
Interim Chief Financial Officer